                                                                   Exhibit 10.21


                               ST. JOE CORPORATION

                            1997 STOCK INCENTIVE PLAN

                     (AS ADOPTED EFFECTIVE JANUARY 7, 1997)
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                                TABLE OF CONTENTS

ARTICLE 1.  INTRODUCTION.....................................................        1

ARTICLE 2.   ADMINISTRATION..................................................        1
  2.1  Committee Composition.................................................        1
  2.2  Committee Responsibilities............................................        1

ARTICLE 3.  SHARES AVAILABLE FOR GRANTS......................................        1
  3.1  Basic Limitation......................................................        1
  3.2  Additional Shares.....................................................        2

ARTICLE 4.  ELIGIBILITY......................................................        2
  4.1  Nonstatutory Stock Options and Restricted Shares......................        2
  4.2  Incentive Stock Options...............................................        2
  4.3  Prospective Employees.................................................        2

ARTICLE 5.  OPTIONS..........................................................        2
  5.1  Stock Option Agreement................................................        2
  5.2  Number of Shares......................................................        2
  5.3  Exercise Price........................................................        2
  5.4  Exercisability and Term...............................................        3
  5.5  Effect of Change in Control...........................................        3
  5.6  Modification or Assumption of Options.................................        3
  5.7  Buyout Provisions.....................................................        3

ARTICLE 6.  PAYMENT FOR OPTION SHARES........................................        3
  6.1  General Rule..........................................................        3
  6.2  Surrender of Stock....................................................        3
  6.3  Exercise/Sale.........................................................        3
  6.4  Exercise/Pledge.......................................................        4
  6.5.  Promissory Note......................................................        4
  6.6  Other Forms of Payment................................................        4

ARTICLE 7.  RESTRICTED SHARES................................................        4
  7.1  Time, Amount and Form of Awards.......................................        4
  7.2  Payment for Awards....................................................        4
  7.3  Vesting Conditions....................................................        4
  7.4  Voting and Dividend Rights............................................        4

ARTICLE 8.  PROTECTION AGAINST DILUTION......................................        5
  8.1  Adjustments...........................................................        5
  8.2  Dissolution or Liquidation............................................        5
  8.3  Reorganization........................................................        5

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
ARTICLE 9.  AWARDS UNDER OTHER PLANS.........................................        5

ARTICLE 10.  LIMITATION ON RIGHTS............................................        6
  10.1  Retention Rights.....................................................        6
  10.2  Stockholders' Rights.................................................        6
  10.3  Regulatory Requirements..............................................        6

ARTICLE 11.  WITHHOLDING TAXES...............................................        6
  11.1  General..............................................................        6
  11.2  Share Withholding....................................................        6

ARTICLE 12.  FUTURE OF THE PLAN..............................................        6
  12.1  Term of the Plan.....................................................        6
  12.2  Amendment or Termination.............................................        7

ARTICLE 13.  DEFINITIONS.....................................................        7
ARTICLE 14.  EXECUTION.......................................................        9

                               ST. JOE CORPORATION

                            1997 STOCK INCENTIVE PLAN

      ARTICLE 1.  INTRODUCTION.

            The Plan was adopted by the Board effective January 7, 1997. The purpose of the Plan is to promote the long-term success of the Company and the creation of stockholder value by (a) encouraging Employees and Outside Directors to focus on critical long-range objectives, (b) encouraging the attraction and retention of Employees and Outside Directors with exceptional qualifications and
(c) linking Employees and Outside Directors directly to stockholder interests through increased stock ownership. The Plan seeks to achieve this purpose by providing for Awards in the form of Restricted Shares or Options.

            The Plan shall be governed by, and construed in accordance with, the laws of the State of Florida (excluding their choice-of-law provisions).

      ARTICLE 2.   ADMINISTRATION.

         2.1. COMMITTEE COMPOSITION. The Plan shall be administered by the Committee. The Committee shall consist exclusively of two or more directors of the Company, who shall be appointed by the Board. In addition, the composition of the Committee shall satisfy:

                  (a) Such requirements as the Securities and Exchange Commission may establish for administrators acting under plans intended to qualify for exemption under Rule 16b-3 (or its successor) under the Exchange Act; and

                  (b) Such requirements as the Internal Revenue Service may establish for outside directors acting under plans intended to qualify for exemption under section 162(m)(4)(C) of the Code.

         2.2. COMMITTEE RESPONSIBILITIES. The Committee shall (a) select the Employees and Outside Directors who are to receive Awards under the Plan, (b) determine the type, number, vesting requirements and other features and conditions of such Awards, (c) interpret the Plan and (d) make all other decisions relating to the operation of the Plan. The Committee may adopt such rules or guidelines as it deems appropriate to implement the Plan. The Committee's determinations under the Plan shall be final and binding on all persons.

      ARTICLE 3.  SHARES AVAILABLE FOR GRANTS.

         3.1. BASIC LIMITATION. Common Shares issued pursuant to the Plan may be authorized but unissued shares or treasury shares. The aggregate number of Options and Restricted Shares awarded under the Plan shall not exceed 1,850,000. The limitations of this Section 3.1 shall be subject to adjustment pursuant to
Article 8.

         3.2. ADDITIONAL SHARES. If Options are forfeited or terminate for any other reason before being exercised, then the corresponding Common Shares shall again become available for the grant of Options and Restricted Shares under the Plan. If Restricted Shares are forfeited, then the corresponding Common Shares shall again become available for the grant of NSOs and Restricted Shares (but not ISOs) under the Plan.

      ARTICLE 4.  ELIGIBILITY.

         4.1. NONSTATUTORY STOCK OPTIONS AND RESTRICTED SHARES. Only Employees and Outside Directors shall be eligible for the grant of NSOs and Restricted Shares.

         4.2. INCENTIVE STOCK OPTIONS. Only Employees who are common-law employees of the Company, a Parent or a Subsidiary shall be eligible for the grant of ISOs. In addition, an Employee who owns more than 10% of the total combined voting power of all classes of outstanding stock of the Company or any of its Parents or Subsidiaries shall not be eligible for the grant of an ISO unless the requirements set forth in section 422(c)(6) of the Code are satisfied.

         4.3. PROSPECTIVE EMPLOYEES. For purposes of this Article 4, the term "Employee" shall include a prospective Employee who receives an Award after accepting a written offer of employment from the Company, a Parent or a Subsidiary. If an ISO is granted to a prospective Employee, the date when his or her service as an Employee commences shall be deemed to be the date of grant of such ISO for all purposes under the Plan (including, without limitation, Section 5.3). No Award granted to a prospective Employee shall become exercisable or vested unless and until his or her service as an Employee commences.

      ARTICLE 5.  OPTIONS.

         5.1. STOCK OPTION AGREEMENT. Each grant of an Option under the Plan shall be evidenced by a Stock Option Agreement between the Optionee and the Company. Such Option shall be subject to all applicable terms of the Plan and may be subject to any other terms that are consistent with the Plan. The Stock Option Agreement shall specify whether the Option is an ISO or an NSO. The provisions of the various Stock Option Agreements entered into under the Plan need not be identical. Options may be granted in consideration of a cash payment or in consideration of a reduction in the Optionee's other compensation.

         5.2. NUMBER OF SHARES. Each Stock Option Agreement shall specify the number of Common Shares subject to the Option and shall provide for the adjustment of such number in accordance with Article 8. Options granted to any Optionee in a single fiscal year of the Company shall not cover more than 1,000,000 Common Shares, except that Options granted to a new Employee in the fiscal year of the Company in which his or her service as an Employee first commences shall not cover more than 1,500,000 Common Shares. The limitations set forth in the preceding sentence shall be subject to adjustment in accordance with Article 8.

         5.3. EXERCISE PRICE. Each Stock Option Agreement shall specify the Exercise Price; provided that the Exercise Price shall in no event be less than 100% of the Fair Market

Value of a Common Share on the most recent trading day before the date of grant. In the case of an NSO, a Stock Option Agreement may specify an Exercise Price that varies in accordance with a predetermined formula while the NSO is outstanding.

         5.4. EXERCISABILITY AND TERM. Each Stock Option Agreement shall specify the date or event when all or any installment of the Option is to become exercisable. The Stock Option Agreement shall also specify the term of the Option; provided that the term of an Option shall in no event exceed 10 years from the date of grant. A Stock Option Agreement may provide for accelerated exercisability in the event of the Optionee's death, disability or retirement or other events and may provide for expiration prior to the end of its term in the event of the termination of the Optionee's service.

         5.5. EFFECT OF CHANGE IN CONTROL. The Committee may determine, at the time of granting an Option or thereafter, that all or part of such Option shall become exercisable as to all Common Shares subject to such Option in the event that a Change in Control occurs with respect to the Company.

         5.6. MODIFICATION OR ASSUMPTION OF OPTIONS. Within the limitations of the Plan, the Committee may modify, extend or assume outstanding Options or may accept the cancellation of outstanding Options (whether granted by the Company or by another issuer) in return for the grant of new Options for the same or a different number of shares and at the same or a different exercise price. The foregoing notwithstanding, no modification of an Option shall, without the consent of the Optionee, alter or impair his or her rights or obligations under such Option.

         5.7. BUYOUT PROVISIONS. The Committee may at any time (a) offer to buy out for a payment in cash or cash equivalents an Option previously granted or
(b) authorize an Optionee to elect to cash out an Option previously granted, in either case at such time and based upon such terms and conditions as the Committee shall establish.

      ARTICLE 6.  PAYMENT FOR OPTION SHARES.

         6.1. GENERAL RULE. The entire Exercise Price of Common Shares issued upon exercise of Options shall be payable in cash or cash equivalents at the time when such Common Shares are purchased, except that the Stock Option Agreement may specify that payment may be made in any form(s) described in this
Article 6.

         6.2. SURRENDER OF STOCK. To the extent that this Section 6.2 is applicable, payment for all or any part of the Exercise Price may be made with Common Shares which are already owned by the Optionee. Such Common Shares shall be valued at their Fair Market Value on the most recent trading day before the date when the new Common Shares are purchased under the Plan. The Optionee shall not surrender Common Shares in payment of the Exercise Price if such surrender would cause the Company to recognize compensation expense with respect to the Option for financial reporting purposes.

         6.3. EXERCISE/SALE. To the extent that this Section 6.3 is applicable, payment may be made by the delivery (on a form prescribed by the Company) of an irrevocable direction to a securities broker approved by the Company to sell Common Shares and to deliver all or part of the sales proceeds to the Company in payment of all or part of the Exercise Price and any withholding taxes.

         6.4. EXERCISE/PLEDGE. To the extent that this Section 6.4 is applicable, payment may be made by the delivery (on a form prescribed by the Company) of an irrevocable direction to pledge Common Shares to a securities broker or lender approved by the Company, as security for a loan, and to deliver all or part of the loan proceeds to the Company in payment of all or part of the Exercise Price and any withholding taxes.

         6.5. PROMISSORY NOTE. To the extent that this Section 6.5 is applicable, payment may be made with a full-recourse promissory note.

         6.6. OTHER FORMS OF PAYMENT. To the extent that this Section 6.6 is applicable, payment may be made in any other form that is consistent with applicable laws, regulations and rules.

      ARTICLE 7.  RESTRICTED SHARES.

         7.1. TIME, AMOUNT AND FORM OF AWARDS. Each grant of Restricted Shares under the Plan shall be evidenced by a restricted Stock Agreement between the recipient and the Company. Such Restricted Shares shall be subject to all applicable terms of the Plan and may be subject to any other terms that are consistent with the Plan. The provisions of the various restricted Stock Agreements need not be identical.

         7.2. PAYMENT FOR AWARDS. To the extent that an Award is granted in the form of Restricted Shares, the Award recipient, as a condition to the grant of such Award, may be required to pay the Company in cash or cash equivalents an amount equal to the par value of such Restricted Shares.

         7.3. VESTING CONDITIONS. Each Award of Restricted Shares may or may not be subject to vesting. Vesting shall occur, in full or in installments, upon satisfaction of the conditions specified in the Stock Award Agreement. The Committee may include among such conditions the requirement that the performance of the Company or a business unit of the Company (as determined by the Company's independent auditors) for a specified period of one or more years equal or exceed a target determined in advance by the Committee. Such target shall be based on one or more of the criteria set forth in Schedule A. The Committee shall determine such target not later than the 90th day of such period. In no event shall the number of Restricted Shares which are subject to performance-based vesting conditions and which are granted to any Participant in a single calendar year exceed 500,000, subject to adjustment in accordance with
Article 8. A Stock Award Agreement may provide for accelerated vesting in the event of the Participant's death, disability or retirement or other events. The Committee may determine, at the time of granting Restricted Shares or thereafter, that all or part of such

Restricted Shares shall become vested in the event that a Change in Control occurs with respect to the Company.

         7.4. VOTING AND DIVIDEND RIGHTS. The holders of Restricted Shares awarded under the Plan shall have the same voting, dividend and other rights as the Company's other stockholders. A Stock Award Agreement, however, may require that the holders of Restricted Shares invest any cash dividends received in additional Restricted Shares. Such additional Restricted Shares shall be subject to the same conditions and restrictions as the Award with respect to which the dividends were paid.

      ARTICLE 8.  PROTECTION AGAINST DILUTION.

         8.1. ADJUSTMENTS. In the event of a subdivision of the outstanding Common Shares, a declaration of a dividend payable in Common Shares, a declaration of a dividend payable in a form other than Common Shares in an amount that has a material effect on the price of Common Shares, a combination or consolidation of the outstanding Common Shares (by reclassification or otherwise) into a lesser number of Common Shares, a recapitalization, a spin-off or a similar occurrence, the Committee shall make such equitable adjustments as it, in its sole discretion, deems appropriate in one or more of (a) the number of Options and Restricted Shares available for future Awards under Article 3,
(b) the limitations set forth in Section 5.2, (c) the number of Common Shares covered by each outstanding Option or (d) the Exercise Price under each outstanding Option. Except as provided in this Article 8, a Participant shall have no rights by reason of any issue by the Company of stock of any class or securities convertible into stock of any class, any subdivision or consolidation of shares of stock of any class, the payment of any stock dividend or any other increase or decrease in the number of shares of stock of any class.

         8.2. DISSOLUTION OR LIQUIDATION. In the event of the proposed dissolution or liquidation of the Company, the Committee shall notify each Optionee as soon as practicable prior to the effective date of such proposed transaction. The Committee in its discretion may provide for an Optionee to have the right to exercise his or her Options until 10 days prior to such transaction as to some or all of the Common Shares covered thereby, including Common Shares as to which the Options would not otherwise be exercisable. In addition, the Committee may provide that any Company repurchase option applicable to any Shares purchased upon exercise of an Option or to any Restricted Shares shall lapse as to some or all such Shares, provided the proposed dissolution or liquidation takes place at the time and in the manner contemplated. To the extent not previously exercised, Options shall terminate immediately prior to the consummation of such proposed action.

         8.3. REORGANIZATION. In the event that the Company is a party to a merger or other reorganization, outstanding Options and Restricted Shares shall be subject to the agreement of merger or reorganization. Such agreement may provide, without limitation, for the continuation of outstanding Awards by the Company (if the Company is a surviving corporation), for their assumption by the surviving corporation or its parent or subsidiary, for the substitution by the surviving corporation or its parent or subsidiary of its own awards for such Awards, for accelerated vesting and accelerated expiration, or for settlement in cash or cash equivalents.

      ARTICLE 9.  AWARDS UNDER OTHER PLANS.

            The Company may grant awards under other plans or programs. Such awards may be settled in the form of Common Shares issued under this Plan. Such Common Shares shall be treated for all purposes under the Plan like Restricted Shares and shall, when issued, reduce the number of Common Shares available for the grant of Restricted Shares under Article 3.

      ARTICLE 10.  LIMITATION ON RIGHTS.

         10.1. RETENTION RIGHTS. Neither the Plan nor any Award granted under the Plan shall be deemed to give any individual a right to remain an Employee or Outside Director. The Company and its Parents, Subsidiaries and Affiliates reserve the right to terminate the service of any Employee or Outside Director at any time, with or without cause, subject to applicable laws, the Company's certificate of incorporation and bylaws and a written employment agreement (if any).

         10.2. STOCKHOLDERS' RIGHTS. A Participant shall have no dividend rights, voting rights or other rights as a stockholder with respect to any Common Shares covered by his or her Award prior to the time when a stock certificate for such Common Shares is issued or, in the case of an Option, the time when he or she becomes entitled to receive such Common Shares by filing a notice of exercise and paying the Exercise Price. No adjustment shall be made for cash dividends or other rights for which the record date is prior to such time, except as expressly provided in the Plan.

         10.3. REGULATORY REQUIREMENTS. Any other provision of the Plan notwithstanding, the obligation of the Company to issue Common Shares under the Plan shall be subject to all applicable laws, rules and regulations and such approval by any regulatory body as may be required. The Company reserves the right to restrict, in whole or in part, the delivery of Common Shares pursuant to any Award prior to the satisfaction of all legal requirements relating to the issuance of such Common Shares, to their registration, qualification or listing or to an exemption from registration, qualification or listing.

      ARTICLE 11.  WITHHOLDING TAXES.

         11.1. GENERAL. To the extent required by applicable federal, state, local or foreign law, a Participant or his or her successor shall make arrangements satisfactory to the Company for the satisfaction of any withholding tax obligations that arise in connection with the Plan. The Company shall not be required to issue any Common Shares or make any cash payment under the Plan until such obligations are satisfied.

         11.2. SHARE WITHHOLDING. The Committee may permit a Participant to satisfy all or part of his or her withholding or income tax obligations by having the Company withhold all or a portion of any Common Shares that otherwise would be issued to him or her or by surrendering all or a portion of any Common Shares that he or she previously acquired. Such Common Shares shall be valued at their Fair Market Value on the most recent trading day before the date when taxes otherwise would be withheld in cash.

      ARTICLE 12.  FUTURE OF THE PLAN.

         12.1. TERM OF THE PLAN. The Plan, as set forth herein, shall become effective on January 7, 1997. The Plan shall remain in effect until it is terminated under Section 12.2, except that no ISOs shall be granted after January 6, 2007.

         12.2. AMENDMENT OR TERMINATION. The Board may, at any time and for any reason, amend or terminate the Plan. An amendment of the Plan shall be subject to the approval of the Company's stockholders only to the extent required by applicable laws, regulations or rules. No Awards shall be granted under the Plan after the termination thereof. The termination of the Plan, or any amendment thereof, shall not affect any Award previously granted under the Plan.

      ARTICLE 13.  DEFINITIONS.

         13.1. "AFFILIATE" means any entity other than a Subsidiary, if the Company and/or one or more Subsidiaries own not less than 50% of such entity.

         13.2. "AWARD" means any award of an Option or a Restricted Share under the Plan.

         13.3. "BOARD" means the Company's Board of Directors, as constituted from time to time.

         13.4. "CHANGE IN CONTROL" means the occurrence of any of the following events:

            (a) The consummation of a merger or consolidation of the Company with or into another entity or any other corporate reorganization, if 50% or more of the combined voting power of the continuing or surviving entity's securities outstanding immediately after such merger, consolidation or other reorganization is owned by persons who were not stockholders of the Company immediately prior to such merger, consolidation or other reorganization;

            (b) The sale, transfer, exchange or other disposition of all or substantially all of the Company's assets;

            (c) A change in the composition of the Board, as a result of which fewer than two-thirds of the incumbent directors are directors who either (I) had been directors of the Company on the date 24 months prior to the date of the event that may constitute a Change in Control (the "original directors") or (ii) were elected, or nominated for election, to the Board with the affirmative votes of at least a majority of the aggregate of the original directors who were still in office at the time of the election or nomination and the directors whose election or nomination was previously so approved;

            (d) The liquidation or dissolution of the Company; or

            (e) Any transaction as a result of which any person is the "beneficial owner" (as defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended), directly or indirectly, of securities of the Company representing at least 25% of the total voting power represented by the Company's then outstanding voting securities. For purposes of this Paragraph (e), the term "person" shall have the same meaning as when used in sections 13(d) and 14(d) of such act but shall exclude (I) a trustee or other fiduciary holding securities under an employee benefit plan of the Company or a parent or subsidiary of the Company, (ii) a corporation owned directly or indirectly by the stockholders of the Company in substantially the same proportions as their ownership of the common stock of the Company, (iii) the Alfred I. duPont Testamentary Trust and
(iv) the Nemours Foundation.

         A transaction shall not constitute a Change in Control if its sole purpose is to change the state of the Company's incorporation or to create a holding company that will be owned in substantially the same proportions by the persons who held the Company's securities immediately before such transaction.

         13.5. "CODE" means the Internal Revenue Code of 1986, as amended.

         13.6. "COMMITTEE" means the Compensation Committee of the Board, as further described in Article 2.

         13.7. "COMMON SHARE" means one share of the common stock of the Company.

         13.8. "COMPANY" means St. Joe Corporation, a Florida corporation.

         13.9. "EMPLOYEE" means a common-law employee of the Company, a Parent, a Subsidiary or an Affiliate.

         13.10. "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended.

         13.11. "EXERCISE PRICE" means the amount for which one Common Share may be purchased upon exercise of such Option, as specified in the applicable Stock Option Agreement.

         13.12. "FAIR MARKET VALUE" means the closing price of Common Shares, as stated in The New York Stock Exchange Composite Transactions Report and reported in The Wall Street Journal. If a closing price of Common Shares is not stated in The New York Stock Exchange Composite Transactions Report, the Fair Market Value of Common Shares shall be determined by the Committee in good faith on such basis as it deems appropriate. The determination of Fair Market Value by the Committee shall be conclusive and binding on all persons.

         13.13. "ISO" means an incentive stock option described in section 422(b) of the Code.

         13.14. "NSO" means a stock option not described in sections 422 or 423 of the Code.

         13.15. "OPTION" means an ISO or NSO granted under the Plan and entitling the holder to purchase Common Shares.

         13.16. "OPTIONEE" means an individual or estate who holds an Option.

         13.17. "OUTSIDE DIRECTOR" means a member of the Board who is not an Employee. Service as an Outside Director shall be considered employment for all purposes of the Plan other than Section 4.2.

         13.18. "PARENT" means any corporation (other than the Company) in an unbroken chain of corporations ending with the Company, if each of the corporations other than the Company owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain. A corporation that attains the status of a Parent on a date after the adoption of the Plan shall be considered a Parent commencing as of such date.

         13.19. "PARTICIPANT means an individual or estate who holds an Award.

         13.20. "PLAN" means this St. Joe Corporation 1997 Stock Incentive Plan, as amended from time to time.

         13.21. "RESTRICTED SHARE" means a Common Share awarded under the Plan.

         13.22. "STOCK AWARD AGREEMENT" means the agreement between the Company and the recipient of a Restricted Share that contains the terms, conditions and restrictions pertaining to such Restricted Share.

         13.23. "STOCK OPTION AGREEMENT" means the agreement between the Company and an Optionee that contains the terms, conditions and restrictions pertaining to his or her Option.

         13.24. "SUBSIDIARY" means any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company, if each of the corporations other than the last corporation in the unbroken chain owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain. A corporation that attains the status of a Subsidiary on a date after the adoption of the Plan shall be considered a Subsidiary commencing as of such date.

      ARTICLE 14.  EXECUTION.

            To record the adoption of the Plan by the Board, the Company has caused its duly authorized officer to affix the corporate name and seal hereto.

                                          ST. JOE CORPORATION



                                          By  ________________________________

                                   SCHEDULE A

                              PERFORMANCE CRITERIA



Cash Flow                                  Expense Reduction

Earnings                                   Revenue Growth

Earnings per Share                         Stock Price Increase

Operating Income

Return on Assets

Return on Equity

Return on Invested Capital

Total Shareholder Return

Growth in any of the above
measures